Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated September 27, 2007, with respect to the consolidated financial statements of Quellos Group, LLC and subsidiaries as of December 31, 2006 and for the year then ended, included in this Current Report on Form 8-K/A of BlackRock, Inc.

We also consent to the incorporation by reference of our report dated September 27, 2007, with respect to the consolidated financial statements of Quellos Group, LLC and subsidiaries as of December 31, 2006 and for the year then ended, included herein in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-139457) of BlackRock, Inc.,

(2)	Registration Statement (Form S-3 No. 333-145976) of BlackRock, Inc., and

(3)	Registration Statement (Form S-8 No. 333-137708) pertaining to the PNC Financial Services Group, Inc. Incentive Savings Plan; the BlackRock, Inc. Retirement Savings Plan; the BlackRock, Inc. 1999 Stock Award and Incentive Plan; the BlackRock, Inc. 2001 Employee Stock Purchase Plan; the BlackRock, Inc. 2002 Long-Term Retention and Incentive Program; the BlackRock, Inc. NonEmployee Directors Stock Compensation Plan; the BlackRock, Inc. Voluntary Deferred Compensation Plan; and the BlackRock, Inc. Involuntary Deferred Compensation Plan of BlackRock, Inc.

/s/ Ernst & Young LLP

Seattle, Washington

December 13, 2007